                                                                  EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders
United States Filter Corporation:

  We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Independent Certified Public Accountants" in the Prospectus.

/s/ KPMG Peat Marwick LLP
---------------------
KPMG PEAT MARWICK LLP

Orange County, California
November 3, 1997